UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2014

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 30, 2014, Skechers U.S.A., (the "Company") entered into a Stipulation of Settlement (the "Stipulation") for the settlement (the "Settlement") of a pending shareholder derivative action, entitled Basaraba v. Greenberg, et al., Case No. 13-CV-05061-PSG (SHx). The Settlement was preliminarily approved by the United States District Court, Central District of California, Western Division (the "Court") on September 16, 2014. A hearing to determine whether the Settlement, upon the terms set forth in the Stipulation, should be finally approved has been scheduled for November 10, 2014 at 1:30 p.m. in Courtroom 880 at the United States Courthouse, Edward R. Roybal Federal Building, 255 East Temple Street, Los Angeles, California 90012. Pursuant to the Court’s order, any objections to the Settlement must be filed in writing with the Clerk of the Court by October 27, 2014.

Additional information concerning the terms of the proposed Settlement, the November 10, 2014 hearing and the requirements for objections can be found in the Notice of Pendency and Settlement of Derivative Action (the "Notice"), which is attached hereto as Exhibit 99.1. The Stipulation has also been attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)

The following exhibits are furnished as part of this report:

99.1 Notice of Pendency and Settlement of Derivative Action.
99.2 Stipulation of Settlement dated May 30, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

September 19, 2014	By:	David Weinberg

Name: David Weinberg
Title: Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Pendency and Settlement of Derivative Action.
99.2	Stipulation of Settlement dated May 30, 2014.